UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2026

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.
2026 Investor Day Announcement.
Western Alliance Bancorporation (the “Company”) today announced plans to host an Investor Day on Tuesday, May 12, 2026 in New York, NY, with presentations by the Company’s management team.
A live webcast and associated materials will be accessible via Western Alliance’s Investor Relations website at: https://investors.westernalliancebancorporation.com on the Events & Presentations page. A replay will also be available.
Additional details, including dial-in information, will be available on the Investor Relations website referenced above closer to the event date.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

99.1	Press Release dated February 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Vishal Idnani

Vishal Idnani
Chief Financial Officer

Date:	February 20, 2026